                               GENESCO INC.                           EXHIBIT 11
                               AND CONSOLIDATED SUBSIDIARIES
                               Earnings Per Common and
                               Common Share Equivalent
                               Three Months Ended April 30

         -------------------------------------------------------------------------------------------------------------------
                                                                                                1994                    1993
                                                                                  ------------------      ------------------
         IN THOUSANDS                                                             EARNINGS    SHARES      EARNINGS    SHARES
         -------------------------------------------------------------------------------------------------------------------
         Primary loss per share
           Loss before cumulative effect
             of change in accounting principle                                     $(2,673)                $  (742)
           Preferred dividend requirements                                              75                      78
         -------------------------------------------------------------------------------------------------------------------
           Loss before cumulative effect
             of change in accounting principle applicable
             to common stock and average common shares
             outstanding                                                           $(2,748)   24,307       $  (820)   23,902
           Employees preferred and stock options deemed
             to be a common stock equivalent                                                     -0-                     -0-
         -------------------------------------------------------------------------------------------------------------------
         Total loss before cumulative effect of change in
           accounting principle                                                    $(2,748)   24,307       $  (820)   23,902
         PER SHARE                                                                 $  (.11)                $  (.03)
         -------------------------------------------------------------------------------------------------------------------

         -------------------------------------------------------------------------------------------------------------------
           Net loss                                                                $(2,673)                $(3,015)
           Preferred dividend requirements                                              75                      78
         -------------------------------------------------------------------------------------------------------------------
           Net loss applicable to common stock
             and average common shares outstanding                                 $(2,748)   24,307       $(3,093)   23,902
           Employees preferred and stock options deemed
             to be a common stock equivalent                                                     -0-                     -0-
         -------------------------------------------------------------------------------------------------------------------
         Total net loss                                                            $(2,748)   24,307       $(3,093)   23,902
         PER SHARE                                                                 $  (.11)                $  (.13)
         ===================================================================================================================
         Fully diluted loss per share
           Loss before cumulatve effect of
             change in accounting principle applicable
             to common stock and average common shares
             outstanding                                                           $(2,748)   24,307       $  (820)   23,902
           Senior securities the conversion of which
             would dilute earnings per share                                                     -0-                     -0-
         -------------------------------------------------------------------------------------------------------------------
         Total loss before cumulative effect of change in
           accounting principle                                                    $(2,748)   24,307       $  (820)   23,902
         PER SHARE                                                                 $  (.11)                $  (.03)
         ===================================================================================================================
           Net loss applicable to common stock
             and average common shares outstanding                                 $(2,748)   24,307       $(3,093)   23,902
           Senior securities the conversion of which
             would dilute earnings per share                                                     -0-                     -0-
         -------------------------------------------------------------------------------------------------------------------
         Total net loss                                                            $(2,748)   24,307       $(3,093)   23,902
         PER SHARE                                                                 $  (.11)                $  (.13)
         ===================================================================================================================

         All figures in thousands except amount per share.